Back to Form 8-K Exhibit 5.1
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August 8, 2018

WellCare Health Plans, Inc. 8735 Henderson Road Renaissance One Tampa, Florida 33634
Re:    Registration Statement on Form S-3ASR
Ladies and Gentlemen:
We are issuing this opinion letter in our capacity as special counsel to WellCare Health Plans, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of up to 5,207,547 shares of common stock, par value $0.01 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3ASR, originally filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2015, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”). The shares of Common Stock to be sold by the Company are referred to herein as the “Shares.”
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on May 28, 2014, (ii) minutes and records of the proceedings of the Company with respect to the offer and sale of the Shares and (iii) the Registration Statement.
For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.
Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares have been duly authorized and validly issued and are fully-paid and non-assessable.

WellCare Health Plans Inc. August 8, 2018 Page 2

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing). We do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the sale of the Shares.
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion. This opinion is furnished to you in connection with the filing of the Company’s Current Report on Form 8-K, which is incorporated into the Registration Statement, and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.
Sincerely,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP